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                                                                   Exhibit 23.01

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Hall, Kinion & Associates, Inc. on Form S-3 of our reports dated January 24, 2000, appearing in the Annual Report on Form 10-K of Hall, Kinion & Associates, Inc. for the year ended December 26, 1999 and the use of our report dated January 24, 2000, appearing in this registration statement. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Jose, California
March 3, 2000